UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012

SQN ALTERNATIVE INVESTMENT FUND III L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-166195	27-2173346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 William Street, 26th Floor, New York, New York		10038
(Address of Principal Executive Offices)		(Zip Code)

(212) 422-2166

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 31, 2012, SQN Alternative Investment Fund III L.P. (“Fund III”) made an investment of approximately £863,000 (approximately $1,368,000 after applicable exchange rates) secured by IT network infrastructure and software leased to Fulcrum Group Holdings Limited (“Fulcrum”). The assets and equipment were recently installed and are subject to a 36 month lease. Fund III’s investment represents approximately 51% of the assets’ original cost. The balance of the original cost was funded directly by Fulcrum. Fulcrum estimates that the network infrastructure will create substantial savings and improved efficiencies for its business lines. Fulcrum’s obligations under the lease are guaranteed by two affiliated entities of Fulcrum, Fulcrum Infrastructure Services Limited and Fulcrum Pipelines Limited.

Fulcrum is a leading independent utilities infrastructure organization, providing technical engineering, design, project management, consulting and audit services across gas and multi-utility connections throughout the United Kingdom. Fulcrum’s services include utility connection, gas disconnection, meter installation and outlet pipework projects. Fulcrum Pipelines Limited owns and operates networks of gas pipelines and related infrastructure.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQN ALTERNATIVE INVESTMENT FUND III L.P.
	By:	SQN AIF III GP, LLC, its General Partner

Date: September 6, 2012		By:	/s/ Jeremiah J. Silkowski
Jeremiah J. Silkowski, President